EXHIBIT 1.1

                       CWCAPITAL COMMERCIAL FUNDING CORP.

                                       [ ]

         Commercial Mortgage Pass-Through Certificates, Series 20[ ]-[ ]
                   Class A-1, Class A-2, Class A-3, Class A-4,
                      Class B, Class C, Class D and Class E

                             UNDERWRITING AGREEMENT

                                                          [          ], 20[  ]

[UNDERWRITERS]

Ladies and Gentlemen:

            CWCapital Commercial Funding Corp., a Delaware corporation (the "Company"), proposes to sell to the Underwriters named in Schedule I hereto (the "Underwriters"), the respective classes of Commercial Mortgage Pass-Through Certificates, Series 20[ ]-[ ], that are identified on Schedule I, in each case, having the initial aggregate stated principal amount (a "Class Principal Balance") and initial pass-through rate set forth on Schedule I (such Certificates, the "Underwritten Certificates"). The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates, together with the Class XC, Class XP, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R-I and Class R-II Certificates issued therewith (collectively, the "Certificates"), will evidence the entire interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool of multifamily and commercial mortgage loans as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company.

            The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated as of [ ], 20[ ] among the Company, as depositor, [ ], as master servicer (in such capacity, the "Master Servicer"), [ ], as special servicer (in such capacity, the "Special Servicer"), and [ ], as trustee (the "Trustee"). The Certificates are described in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to the Underwriters.

            Certain of the Mortgage Loans (the "CW Mortgage Loans") will be acquired by the Company from CWCapital LLC ("CW") pursuant to a mortgage loan purchase agreement, dated as of [ ], 20[ ] (the "Mortgage Loan Purchase Agreement"), between the Company and CW. Certain of the Mortgage Loans (the "[SELLER] Mortgage Loans") will be acquired by the Company from [SELLER] ("[SELLER]") pursuant to a mortgage loan purchase agreement, dated as of [ ], 20[ ] (the "[SELLER] Mortgage Loan Purchase Agreement"), between the Company and [ ].

            The CW Mortgage Loans and the [SELLER] Mortgage Loans together are referred to herein as the "Mortgage Loans." CW and [SELLER] are collectively referred to herein as the "Mortgage Loan Sellers." The CW and the [SELLER] Mortgage Loan Purchase Agreement are collectively referred to herein as the "Purchase Agreements." The "Cut-off Date" with respect to each Mortgage Loan shall be [ ].

            SECTION 1. Representations, Warranties, and Covenants.

            Section 1.1. The Company represents and warrants to, and agrees with the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. [ ]) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") a supplement dated [ ], 20[ ] (the "Prospectus Supplement"), to the prospectus dated [ ], 20[ ] (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-[ ]) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement", the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus" and any diskette attached to the Prospectus is hereinafter called the "Diskette." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a) or 424(a) is hereinafter called a "Preliminary Prospectus Supplement", and any diskette attached to the Preliminary Prospectus Supplement is hereinafter referred to as the "Preliminary Diskette."

            (b) The Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any Diskette, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
(i) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus or (ii) the information as to which each Mortgage Loan Seller has agreed to indemnify the Underwriters pursuant to the related [indemnification agreement] (the "Mortgage Loan Seller Information") or (iii) the manipulation of, or any calculation based upon, or any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and the Mortgaged Properties. As used herein, the "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the Report on Applying Agreed-Upon Procedures dated [ ], 20[ ] and rendered by [ ].

            (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

            (d) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject to
(i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) generally principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

            (e) As of the Closing Date (as defined herein), the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

            (f) The Depositor is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

            Section 1.2. Each Underwriter represents and warrants to and agrees with the Company that:

            (a) With respect to each class of Underwritten Certificates, if any, to be issued in authorized denominations of $25,000 or lesser initial principal balance or evidencing percentage interests in such class of less than 20%, as the case may be, the fair market value of all such Underwritten Certificates sold to any single Person on the date of initial sale thereof by such Underwriter will not be less than $100,000.

            (b) As of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder, including, without limitation, Section 4.2.

            Section 1.3. Each Underwriter agrees with the Company that it will cause the Person(s) acquiring the Residual Certificates on the Closing Date, to execute and deliver, the Transfer Affidavit and Agreement referred to in Section
5.02 of the Pooling and Servicing Agreement, substantially in the form of Exhibit A to the Pooling and Servicing Agreement.

            SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the actual principal amounts or percentage interests set forth in Schedule I hereto in the respective classes of Underwritten Certificates at a price for each such class set forth in Schedule I hereto. There will be added to the purchase prices of the Underwritten Certificates an amount equal to interest accrued thereon from [ ], 20[ ] to but not including the Closing Date.

            SECTION 3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made at the offices of Cadwalader, Wickersham & Taft LLP, New York, New York 10281 at 10:00 a.m., New York City time, on [ ], 20[ ] or such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Company (such date and time of delivery and payment for the Underwritten Certificates being herein called the "Closing Date"). Delivery of the Underwritten Certificates (also referred to herein as the "DTC Registered Certificates") shall be made to the respective accounts of the Underwriters through DTC, in each case against payment by the Underwriters to or upon the order of each Mortgage Loan Seller by wire transfer in immediately available funds of the amount that has been agreed to by each such Mortgage Loan Seller and the Company (net of certain expenses, which will be paid by the Underwriters on behalf of the Company). As a further condition to the delivery of the DTC Registered Certificates, each Underwriter shall have furnished by telephonic notice to the applicable Mortgage Loan Seller the federal reference number for the related wire transfer to such Mortgage Loan Seller and shall have furnished to the Company each such federal reference number as soon as practicable after such federal reference number becomes available.

            SECTION 4. Offering by Underwriters.

            Section 4.1. It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Prospectus, and the Underwriters agree that all offers and sales by the Underwriters shall be made in compliance with all applicable laws and regulations. [It is further understood that the Company, in reliance upon a no-filing letter from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Underwritten Certificates. As required by Policy Statement 105, each Underwriter therefore covenants and agrees with the Company that sales of the Underwritten Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.]

            Section 4.2. (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a "free writing prospectus," as defined in Rule 405 under the Securities Act (a "Free Writing Prospectus"). Without limitation thereby, without the prior written consent of the Depositor (which consent may be withheld for any reason), no Underwriter shall convey or deliver in connection with the initial offering of the Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the Securities Act.

            (b) (i) Each Underwriter shall deliver to the Depositor, no later than [two (2)] business days prior to the date of first use thereof, (A) any Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any "issuer information," as defined in Rule 433(h) under the Securities Act ("Issuer Information"), and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates.

            (ii) Notwithstanding the provisions of clause (i) of this subsection 4.2(b), any Free Writing Prospectus described therein that contains only ABS Informational and Computational Materials, may be delivered by such Underwriter to the Depositor no later than the later of (a) [two (2)] business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or (b) the date of first use of such Free Writing Prospectus.

            (c) Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by such Underwriter pursuant to Section 4.2(b) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

            (d) Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 4.2(b) hereof did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective investor, include any untrue statement of a material fact or omit any material fact required to be stated therein necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that no Underwriter makes any representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Depositor to such Underwriter, which information was not corrected by information subsequently supplied by the Depositor to such Underwriter prior to the sale to the investor of the Certificates which resulted in a loss, claim, damage or liability arising out of a based upon such misstatement or omission.

            (e) The Depositor agrees to file with the Commission the following:

            (i) Any Free Writing Prospectus that constitutes an "issuer free writing prospectus," as defined in Rule 433(h) under the Securities Act (each, an "Issuer Free Writing Prospectus");

            (ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Depositor pursuant to Section 4.2(b) hereof; and

            (iii) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

            (f) Any Free Writing Prospectus required to be filed pursuant to
Section 4.2(e) hereof by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

            (i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates may be filed by the Depositor within [two (2)] days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

            (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material may be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Certificates pursuant to Rule 424(b) under the Securities Act or [two (2)] business days after the first use of such Free Writing Prospectus;

            (iii) any Free Writing Prospectus required to be filed pursuant to
      Section 4.2(e)(iii) hereof may, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than [four (4)] business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

            (iv) the Issuer shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an offering participant other than the Issuer, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does reflect the final terms thereof.

            (g) Each Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

            (h) Notwithstanding the provisions of Section 4.2(g) hereof, each Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than [four (4)] business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

            (i) Notwithstanding the provisions of Sections 4.2(e) and 8(g) hereof, neither the Issuer nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

            (j) The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

            The issuer has filed a registration statement (including a prospectus) with the Commission (File No. 333-132103) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission's website at "http://www.sec.gov." Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-SEC-0330.

            (k) The Depositor and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4.2 for a period of three (3) years following the initial bona fide offering of the Certificates

            (l) (i) In the event that any Underwriter becomes aware that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of such Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Depositor thereof within [one (1)] business day after discovery.

            (ii) Provided that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus or contained Issuer Information, the Underwriter shall, if requested by the Depositor:

                  (A) Prepare a Free Writing Prospectus which corrects the
            material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                  (B) Deliver the Corrected Free Writing Prospectus to each
            investor which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Certificates;

                  (C) [Notify such investor in a prominent fashion that the
            prior agreement to purchase Offered Certificates has been terminated, and of the investor's rights as a result of termination of such agreement] [This assumes that the investor has previously agreed that a material change in terms of the offering automatically terminates the agreement with the investor]; and

                  (D) Provide such investor with an opportunity to affirmatively agree to purchase such Certificates on the terms described in the Corrected Free Writing Prospectus.]

            (iii) Notwithstanding any other provision herein, the Underwriters, on the one hand, and the Depositor, on the other hand, agree to pay all costs and expenses of the other party or parties, as applicable, including, without limitation, legal fees and expenses, incurred in connection with any successful action by the Underwriters, on the one hand, or the Depositor, on the other hand, against the other party or parties, as applicable, to enforce any of its rights set forth in this
      Section 4.2.

            (iv) Each Underwriter covenants with the Depositor that it will make available to the Depositor such personnel as are familiar with the Underwriter's compliance procedures for the purpose of answering questions concerning the Underwriter's practices and procedures for the preparation and dissemination of written materials concerning the Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

            (v) Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus.

            Section 4.3. Each Underwriter further agrees that, on or prior to the sixth day after the Closing Date, it shall provide the Company with a certificate, substantially in the form of Exhibit A attached hereto, setting forth (i) in the case of each class of Underwritten Certificates, (a) if less than 10% of the aggregate actual principal balance of such class of Underwritten Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit A hereto, or (b) if 10% or more of such class of Underwritten Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate actual principal balance of such class of Underwritten Certificates, then the weighted average price at which the Underwritten Certificates of such class were sold expressed as a percentage of the aggregate actual principal balance of such class of Underwritten Certificates sold, or (c) the first single price at which at least 10% of the aggregate actual principal balance of such class of Underwritten Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Underwritten Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Underwritten Certificates to the extent such information can in the good faith judgment of such Underwriter be determined by it.

            SECTION 5. Agreements. The Company agrees with the several Underwriters that:

            Section 5.1. Before amending or supplementing the Registration Statement or the Prospectus with respect to the Underwritten Certificates, the Company will furnish the Underwriters with a copy of each such proposed amendment or supplement.

            Section 5.2. The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

            Section 5.3. If, during the period after the first date of the public offering of the Underwritten Certificates in which a prospectus relating to the Underwritten Certificates is required to be delivered under the Securities Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            Section 5.4. The Company will furnish to the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of the Prospectus, any documents incorporated by reference therein, and any amendments and supplements thereto as the Underwriters may reasonably request.

            Section 5.5. The Company will endeavor to arrange for the qualification of the Underwritten Certificates for sale under the laws of such jurisdictions as the Underwriters may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Underwritten Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            Section 5.6. Except as herein provided, the several Underwriters shall be responsible only for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the Underwritten Certificates.

            Section 5.7. If, during the period after the Closing Date in which a prospectus relating to the Underwritten Certificates is required to be delivered under the Securities Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Underwritten Certificates is in effect, the Company will advise the Underwriters of the issuance of such stop order.

            SECTION 6. Conditions to the Obligations of the Underwriters. The Underwriters' obligation to purchase the Underwritten Certificates shall be subject to the following conditions:

            Section 6.1. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Securities Act.

            Section 6.2. Since [   ], 20[   ], there shall have been no material
adverse change (not in the ordinary course of business) in the condition of the Company.

            Section 6.3. The Company shall have delivered to the Underwriters a certificate, dated the Closing Date, of the [President, a Senior Vice President or a Vice President] of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

            (a) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

            (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

            Section 6.4. The Underwriters shall have received the opinions of Cadwalader, Wickersham & Taft LLP, special counsel for the Company, dated the Closing Date as to such matters reasonably requested by the Underwriters, the opinion of [ ], Esq., associate counsel for the Company dated the Closing Date, as to such matters reasonably requested by the Underwriters.

            Section 6.5. The Underwriters shall have received from their counsel an opinion dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.

            Section 6.6. The Underwriters shall have received from [   ],
certified public accountants, a letter dated the date hereof and reasonably satisfactory in form and substance to the Underwriters and their counsel.

            Section 6.7. The respective classes of Underwritten Certificates shall have been rated as set forth on Schedule I.

            Section 6.8. The Underwriters shall have received, with respect to the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party and, subject to standard limitations regarding laws affecting creditors' rights and general principles of equity, the enforceability of the Pooling and Servicing Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

            Section 6.9. The Underwriters shall have received from Cadwalader,
Wickersham & Taft LLP, special counsel to the Company, and from [   ], associate
counsel, to the Company, reliance letters with respect to any opinions delivered to the rating agencies identified on Schedule I hereto.

            Section 6.10. The Underwriters shall have received from counsel to each Mortgage Loan Seller, the opinions substantially to the effect set forth in
Section [   ] of each Mortgage Loan Seller's respective Purchase Agreement.

            Section 6.11. The Company will furnish the Underwriters with conformed copies of the above opinions, certificates, letters and documents as they reasonably request.

            SECTION 7. Indemnification and Contribution.

            Section 7.1. The Company agrees to indemnify and hold harmless each Underwriter, and each person who controls any Underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) any untrue statement or alleged untrue statement of any material fact contained in any Issuer Free Writing Prospectus (as defined in Section 4.2(a) hereof) or any Issuer Information (as defined in Section 4.2(b)(i) hereof) contained in any Free Writing Prospectus prepared by or on behalf of such Underwriter, or in any Free Writing Prospectus that is required to be filed pursuant to Section 4.2(e)(iii) or Section 4.2(h) hereof, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which error or omission was not corrected by information subsequently supplied by the Depositor to such Underwriter at any time prior to the sale to the applicable investor of the Certificates (including without limitation a contract of sale), or (c) any breach of the representation and warranty in Section 2(t) hereof; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of any Underwriter specifically for use in connection with the preparation thereof, (B) arises out of or is based upon the failure of any Underwriter to comply with any provision of Section 4.2 hereof or (C) arises out of or is based upon any Mortgage Loan Seller Information; provided, further, that the indemnification provided by this Section 7.1 shall not apply to the extent that (1) such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties or (2) the information provided by any Mortgage Loan Seller was not represented accurately in the Master Tape, and consequently, information based thereon was not represented accurately in the Preliminary Final Prospectus or the Final Prospectus.

            As used herein, the "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the Report on Applying Agreed-Upon Procedures dated [_______], 2005 and rendered by [ACCOUNTANTS].

            Notwithstanding the foregoing, with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, the indemnity contained in this Section 7.1 shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased the Offered Certificates (or to the benefit of any person controlling such Underwriter), to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that a copy of the Basic Prospectus or the Final Prospectus correcting such misstatement or omission and previously delivered to such Underwriter was not sent or given to the person asserting any such losses, claims, damages, expenses or liabilities at or prior to the written confirmation of the sale of such Offered Certificates to such person or from the fact that any amendment of or supplement to the registration statement for the registration of the Offered Certificates, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus correcting such misstatement or omission and delivered to such Underwriter by 3:00 P.M. at least two business days prior to the Closing Date was not sent or given to such person prior to the settlement of the sale of the Offered Certificates to such person (unless the Company shall have agreed that such amendment or supplement need not be so sent or given). This indemnity agreement will be in addition to any liability which the Company may otherwise have; provided, however, that the Company shall not be liable to any Underwriter for losses of anticipated profits from the transactions covered by this Agreement.

            Section 7.2. Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which the Company or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement (or any amendment thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) any Free Writing Prospectus (as defined in Section 4.2(a) hereof) prepared by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to the foregoing indemnity or the omission or the alleged omission to state a material fact in any Free Writing Prospectus prepared by or on behalf of such Underwriter (when read together with the Prospectus) required to be stated therein or necessary to make the statements therein not misleading; provided, that no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related Mortgagors or Mortgaged Properties provided by or at the direction of the Company or any Mortgage Loan Seller to such Underwriter; or (2) the failure of the Underwriters to comply with any provisions of Section 4.2 hereof; and each Underwriter agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action, but, in the case of clause (l)(A) and (B) above, only with reference to written information furnished to the Company by or on behalf of such Underwriter or any member of its selling group, specifically for use in the Registration Statement, or in any revision or amendment thereof, or supplement thereto, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, and, in the case of clauses (1)(C) and (2) above, only an Underwriter who prepared and furnished the related Free Writing Prospectus or who failed to comply with Section 4.2 hereof shall have the foregoing obligations for such failure, except that each such Underwriter shall have the foregoing obligations for any such failure by any member of its selling group; provided further, that no Underwriter shall have any liability under this section to the extent that the information provided by any Mortgage Loan Seller was not represented accurately in the Master Tape and consequently information based thereon was not represented accurately in the Free Writing Prospectuses. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

            Section 7.3. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2 such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 7.1, and by the Company, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith; provided, the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

            Section 7.4. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and any of the Underwriters, on the other from the offering of the Underwritten Certificates but also the relative fault of the Company on the one hand and any of the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand and of any of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by an Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            Section 7.5. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Section 7.6. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter or any person controlling an Underwriter or by or on behalf of the Company and their respective directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Underwritten Certificates.

            SECTION 8. Termination. This Agreement shall be subject to termination by notice given to the Company, if the sale of the Underwritten Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their respective obligations under this Agreement. If the Underwriters terminate this Agreement in accordance with this Section 8, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Underwritten Certificates.

            SECTION 9. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Underwritten Certificates that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal amount of Underwritten Certificates that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Underwritten Certificates set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Certificates, and if such nondefaulting Underwriters do not purchase all of the Underwritten Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters, the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date for the Underwritten Certificates shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

            SECTION 10. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, and other statements of the Company, the Underwriters, or the officers of any of the Company and the Underwriters set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or made by or on behalf of the Company or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Underwritten Certificates.

            SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of the Underwriters, will be mailed, delivered or telegraphed and confirmed to each Representative at the
following address: [    ], [    ], Attention: [    ], telecopy number [    ],
with a copy to [    ], at [    ], [    ], telecopy number [    ]; or, if sent to
the Company, will be mailed, delivered or telegraphed and confirmed to it at One Charles River Place, 60 Kendrick Street, Needham, Massachusetts 02494,
Attention: Structured Finance Manager with a copy to the General Counsel.

            SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

            SECTION 13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.

            SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                               [SIGNATURES FOLLOW]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.

                                       Very truly yours,

                                       CWCAPITAL COMMERCIAL FUNDING CORP.

                                       By:____________________________________
                                          Name:
                                          Title:

            The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                       [UNDERWRITER]

                                       By:____________________________________
                                          Name:
                                          Title:

                                  SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to, collectively, the registration statement No. 333-[ ] filed by CWCapital Commercial Funding Corp. on Form S-3 and declared effective by the Commission.

              Title and Description of the Registered Certificates

Commercial Mortgage Pass-Through Certificates, Series 20[ ]-[ ], Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E.

Underwriters: [          ].

Underwriting Agreement, dated [          ], 20[  ]

Cut-off Date: [          ]

Allocations: Subject to the terms and conditions of the Underwriting Agreement, each Underwriter has agreed to purchase the percentage of each class of Certificates as set forth below:

                               Allocation Table

----------------------------------------------------------------------------
Underwriter  Class   Class   Class    Class   Class  Class   Class   Class
              A-1     A-2     A-3      A-4      B      C       D       E
----------------------------------------------------------------------------
[       ]    [   ]%  [   ]%  [   ]%   [   ]%  [   ]%  [   ]%  [   ]%  [   ]%
----------------------------------------------------------------------------


---------------------------------------------------------------------------------------
     Class            Initial Class            Initial          Purchase       Ratings
  Designation     Principal Balance(1)    Pass-Through Rate     Price(2)      Fitch/S&P
---------------------------------------------------------------------------------------
A-1                  $[           ]            [     ]%         [      ]       [      ]
A-2                  $[           ]            [     ]%         [      ]       [      ]
A-3                  $[           ]            [     ]%         [      ]       [      ]
A-4                  $[           ]            [     ]%         [      ]       [      ]
B                    $[           ]            [     ]%         [      ]       [      ]
C                    $[           ]            [     ]%         [      ]       [      ]
D                    $[           ]            [     ]%         [      ]       [      ]
E                    $[           ]            [     ]%         [      ]       [      ]
---------------------------------------------------------------------------------------


------------

(1)   Subject to a variance of plus or minus 5.0%.

(2) Expressed as a percentage of the Class Principal Balance of the relevant class of Certificates to be purchased hereunder. In addition, as to each such class of Certificates, the Underwriters will pay CWCapital Commercial Funding Corp. accrued interest at the initial Pass-Through Rate therefor from December 1, 2004 to, but not including, the Closing Date.

[ADD FOOTNOTES DESCRIBING PASS-THROUGH RATES.]

Closing Time, Date and Location: 10:00 a.m. New York City time on [   ], 20[  ]
at the offices of Cadwalader, Wickersham & Taft LLP. Issuance and delivery of Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of The Depository Trust Company,
in minimum denominations of initial principal balance of [    ].

                                    EXHIBIT A

                                                        [            ], 20[    ]

      Re: CWCapital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates. Series [ ]-[ ]

            Pursuant to Section 4.3 of the Underwriting Agreement, dated [    ],
20[   ] (the "Underwriting Agreement"), among CWCapital Commercial Funding
Corp., [UNDERWRITERS], each an underwriter set forth therein (collectively the "Underwriters") relating to the Certificates referenced above, each of the undersigned does hereby certify that:

            The prepayment assumption used in pricing the Certificates was 0%
CPR.

            With respect to each class of Certificates, set forth below is (i) the first price at which 10% of the aggregate actual principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate actual principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the actual principal balance of such class of Certificates, or
(iii) if less than 10% of the aggregate actual principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriters expressed as a percentage of the actual principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of [ ], 20[ ]; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause
(2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Underwriters for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original actual principal balance of such class of Certificates:

                        Class A-1:          [ ]
                        Class A-1A:         [ ]
                        Class A-2:          [ ]
                        Class A-3:          [ ]
                        Class A-4:          [ ]
                        Class B:            [ ]
                        Class C:            [ ]
                        Class D:            [ ]
                        Class E:            [ ]

            The prices set forth above do not include accrued interest with respect to periods before closing.

                                       [UNDERWRITERS]

                                       By:____________________________________
                                          Name:
                                          Title: